UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

November 10, 2022 (November 4, 2022)
Date of Report (Date of earliest event reported)

DENTSPLY SIRONA Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16211		39-1434669
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

13320 Ballantyne Corporate Place,	Charlotte	North Carolina	28277-3607
(Address of Principal Executive Offices)			(Zip Code)
(844) 848-0137
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	XRAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement.

Consent under Credit Agreement

On November 4, 2022, DENTSPLY SIRONA Inc. (the “Company”) obtained the consent of the requisite lenders under its revolving credit facility, dated July 27, 2018, with JPMorgan Chase Bank, N.A., as administrative agent (the “Credit Agreement”), to further extend the time period for delivery of the Company’s unaudited financial statements for the fiscal quarter ended June 30, 2022 (the “Q2 Financials”) and the related certificates until November 14, 2022; provided, that the failure by the Company to deliver the Q2 Financials together with the related covenant compliance deliverables, all on or prior to November 14, 2022, would constitute an immediate event of default. As of November 9, 2022, the Company has delivered the Q2 Financials, along with the related certificates, to the lenders under the Credit Agreement.

Consent under Note Purchase Agreements

On November 5, 2022, the Company entered into the following agreements (collectively, the “Consent Agreements”):
a.Note Purchase Agreement Amendment No. 2 and Consent, dated as of November 5, 2022, by and among the Company and the noteholders with respect to the Note Purchase Agreement, dated as of December 11, 2015;
b.Note Purchase and Guarantee Agreement Amendment No. 2 and Consent, dated as of November 5, 2022, by and among the Company, Sirona Dental Services GmbH and the noteholders with respect to the Note Purchase Agreement and Guarantee Agreement, dated as of October 27, 2016; and
c.Note Purchase Agreement Amendment No. 2 and Consent, dated as of November 5, 2022, by and among the Company and the noteholders with respect to the Note Purchase Agreement, dated as of June 24, 2019.

The Consent Agreements acknowledge the Company’s intent to restate its (i) quarterly financial statements for the fiscal quarter ended September 30, 2021 (the “Q3 2021 Financials”) and (ii) annual financial statements for the fiscal year ended December 31, 2021 (together with the Q3 2021 Financials, the “Restated 2021 Financials”).

Pursuant to the Consent Agreements, the Company and the applicable noteholders have agreed, among other things, to an extension of time for delivery of the Company’s unaudited financial statements for the fiscal quarters ended March 31, 2022 (the “Q1 Financials”) and the Q2 Financials and the related certificates, until the earlier of (i) November 14, 2022, or (ii) the date the Q2 Financials are delivered under the Credit Agreement (the “Second Extended Delivery Date”); provided, that the failure by the Company to deliver the Q1 Financials, the Q2 Financials and the Restated 2021 Financials, in each case together with the related covenant compliance deliverables, all on or prior to the Second Extended Delivery Date, would constitute an immediate event of default. As of November 9, 2022, the Company has delivered the Q1 Financials, the Q2 Financials and the Restated 2021 Financials, along with the related certificates, to the noteholders.

The foregoing summaries of the consent under the Credit Agreement and the Consent Agreements are qualified in their entirety by reference to the text of the agreements, which will be filed as exhibits to the Company’s Form 10-Q for the quarter ending September 30, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            DENTSPLY SIRONA Inc.

By:	/s/ Cherée H. Johnson
Cherée H. Johnson
Senior Vice President - Chief Legal
Officer, General Counsel and Secretary

Date: November 10, 2022